UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 18, 2016

STAAR Surgical Company
(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1911 Walker Ave, Monrovia, California		91016
(Address of principal executive offices)		(Zip Code)

                                    Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 18, 2016, the Board of Directors of STAAR Surgical Company (the “Company”) approved holding the Company’s Annual Meeting of Stockholders on June 24, 2016 at 8:30 a.m., Pacific time (the “2016 Annual Meeting”). The 2016 Annual Meeting will be held at the Company’s headquarters located at 1911 Walker Avenue, Monrovia, California 91016.  On the recommendation of the Nominating and Governance Committee, the Board of Directors approved the following director nominees for election to the Board by the Company’s stockholders at the 2016 Annual Meeting: Mr. Stephen Farrell, Ms. Caren Mason, Mr. John Moore, Mr. Louis Silverman, and Mr. William Wall.  Each elected director will serve for a one year term expiring at the Company’s 2017 annual meeting of stockholders The Board of Directors approved reducing the size of the Board of Directors from eight to five members, effective immediately following the 2016 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 18, 2016	By:	/s/ Caren Mason
Caren Mason
President and Chief Executive Officer